energy focus™

ENLIGHTEN AND INSPIRE FOR BETTER LIVING

Exhibit 99.1
Energy Focus, Inc. Reports Fourth Quarter and Fiscal Year 2025 Financial Results
SOLON, Ohio, March 24, 2026 -- Energy Focus, Inc. (NASDAQ: EFOI), a leader in sustainable, energy-efficient lighting and controls systems products for the commercial market and military maritime market (“MMM”), today announced financial results for its fourth quarter and fiscal year ended December 31, 2025.
Full-Year 2025 and Subsequent Business Highlights
•Net sales of $3.6 million, down 26.7% from 2024, reflecting a decrease of 42.7% in MMM sales and an increase of 10.5% in commercial sales. The decrease in MMM products sales in 2025 was primarily due to delays in military customer procurement and project execution related to federal budget approval timing. The increase in commercial sales was primarily driven by a $0.5 million Uninterruptible Power Supply (“UPS”) project delivered to a new customer in Taiwan, representing approximately 36% of commercial sales in 2025. While the project may represent a recurring revenue opportunity, future orders remain subject to customer requirements and timing.

•Gross profit margin of 18.9% was up from gross profit margin of 14.4% in 2024. The increase was primarily driven by a sustained reduction in the use of temporary outside labor and lower fixed costs, such as subscription fees and rent expense for production.

•Loss from operations of $1.0 million, compared to a loss from operations of $1.8 million in 2024, primarily driven by lower payroll-related expenses resulting from structure optimization, as well as lower product testing and R&D supplies expenses.

•Net loss of $1.0 million, or $(0.18) per basic and diluted share of common stock, compared to a net loss of $1.6 million, or $(0.32) per basic and diluted share of common stock in 2024.

•Operating expenses increased 68.0% sequentially during the fourth quarter of 2025, primarily due to $0.1 million increase in product development expenses and $0.1 million increase in SG&A expenses. The increase in product development expenses was primarily driven by an additional stock-based compensation recognized in the fourth quarter of 2025, while the increase in SG&A expenses was primarily driven by higher provisions for bad debts.

•Cash of $1.1 million as of December 31, 2025, compared to cash of $0.6 million as of December 31, 2024. The increase was primarily driven by approximately $2.1 million of proceeds from the issuance of common stock during 2025, partially offset by payments of $0.5 million to related parties, primarily for inventories purchases, as well as other operating cash uses.

•On November 26, 2025, the Company entered into a securities purchase agreement with each of its Chief Executive Officer and Principal Financial Officer, Mr. Chiao Chieh (Jay) Huang, and MAN-BO HOTEL CO. LTD, an affiliate entity, which is owned by the spouse of Kin-Fu Chen, the Chairman of the Company’s Board of Directors, respectively, pursuant to which the Company agreed to issue and sell in a private placement 262,009 shares of the Company’s common stock, par value $0.0001 per share to each, and in aggregate, 524,018 shares of common stock for a purchase price per share of $2.29 (the “November 2025 Private Placement”). The purchase price was higher than the closing price of the Company’s common stock on the Nasdaq Stock Market LLC on the date of the agreement. The transactions with our CEO were approved by our
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independent directors after consideration of the terms and fairness to the Company. Additional details regarding the November 2025 Private Placement are available in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 2, 2025.

•On August 15, 2025, the Company entered into a securities purchase agreement with its Chief Executive Officer, Mr. Chiao Chieh (Jay) Huang, pursuant to which the Company agreed to issue and sell in a private placement an aggregate of 264,550 shares of the Company’s common stock, par value $0.0001 per share, for a purchase price per share of $1.89, totaling approximately $500 thousand (the “August 2025 Private Placement”). The purchase price was higher than the closing price of the Company’s common stock on the Nasdaq Stock Market LLC on the date of the agreement. The transactions with our CEO were approved by our independent directors after consideration of the terms and fairness to the Company. Additional details regarding the August 2025 Private Placement are available in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 19, 2025.

•On June 19, 2025, the Company entered into a securities purchase agreement with its Chief Executive Officer, Mr. Chiao Chieh (Jay) Huang, pursuant to which the Company agreed to issue and sell in a private placement an aggregate of 110,497 shares of the Company’s common stock, par value $0.0001 per share, for a purchase price per share of $1.81, totaling approximately $200 thousand (the “June 2025 Private Placement”). The purchase price was higher than the closing price of the Company’s common stock on the Nasdaq Stock Market LLC on the date of the agreement. The transactions with our CEO were approved by our independent directors after consideration of the terms and fairness to the Company. Additional details regarding the June 2025 Private Placement are available in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 23, 2025.

•On March 27, 2025, the Company entered into a securities purchase agreement with its Chief Executive Officer, Mr. Chiao Chieh (Jay) Huang, pursuant to which the Company agreed to issue and sell in a private placement an aggregate of 103,627 shares of the Company’s common stock, par value $0.0001 per share, for a purchase price per share of $1.93, totaling approximately $200 thousand (the “March 2025 Private Placement”). The purchase price was higher than the closing price of the Company’s common stock on the Nasdaq Stock Market LLC on the date of the agreement. The transactions with our CEO were approved by our independent directors after consideration of the terms and fairness to the Company. The March 2025 Private Placement closed on March 31, 2025. Additional details regarding the March 2025 Private Placement are available in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 1, 2025.

“During 2025, the Company maintained a disciplined focus on cost management while continuing to meet customer expectations through reliable service and on-time delivery. We enhanced our operational capabilities to consistently deliver high-quality products and services while further refining and expanding our portfolio,” said Chiao Chieh (Jay) Huang, Chief Executive Officer.

“Operating from our headquarters in Solon, Ohio, and supported by our office in Taiwan, we utilize a global platform that enables efficient resource integration, broad customer reach, and optimized supply chain execution. Our product strategy is built around improving performance, cultivating strategic partnerships, advancing technology, and pursuing selective acquisitions. We remain dedicated to introducing innovative solutions that deliver measurable value and outperform market standards.”

“As we enter 2026, our focus remains on strengthening our position as a trusted and dependable supplier and long-term partner. Our planned expansion within the Gulf Cooperation Council (“GCC”) region and Central Asia continues to be a strategic priority, supported by close collaboration with local partners and policymakers to drive sustainable growth.”

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“Our growth initiatives are aligned with long-term global demand trends for Energy Storage Systems (“ESS”), AI data center UPS solutions, and microgrid infrastructure. The Company has begun generating revenue from UPS-related projects during 2025, while ESS and microgrid initiatives remain in earlier stages of development and commercialization. The acceleration of AI adoption and the global transition toward sustainable energy solutions present meaningful opportunities. Through continued investment in ESS, AI data center UPS, and microgrid technologies, we are positioning the Company to pursue opportunities in these rapidly expanding markets.”

“In addition, the Company has entered into a supply arrangement with a major U.S. defense contractor. Initial product shipments have begun under this arrangement. This reflects the Company’s ability to meet the technical and operational requirements of defense customers. The Company also continues to supply products to other U.S. Department of Defense contractors under existing customer relationships.”

“We remain committed to operational excellence across every area of our business, including customer support, manufacturing, sales, and product development. With a strong foundation in place and a clear strategic roadmap, we are confident that 2026 will mark another step forward in expanding our presence across both military and commercial markets.”

Full-Year 2025 Financial Results
Net sales of $3.6 million for 2025 compared with $4.9 million for 2024. The decrease was primarily driven by a decrease in MMM sales of $1.5 million, or 42.7%, which was mainly attributable to lower military demand resulting from ongoing federal budget uncertainties.
Gross profit was $0.7 million, or 18.9% of net sales, for 2025, compared with gross profit of $0.7 million, or 14.4% of net sales, for 2024. The year-over-year improvement in gross profit was driven mainly by a reduced use of temporary outside labor and decrease in fixed costs such as subscription fees and rent expense for production. Adjusted gross margin, as defined under “Non-GAAP Measures” below, was 25.7% for full-year 2025, compared to 21.5% in the prior year, primarily driven by lower variable costs in 2025.

Operating loss was $1.0 million for 2025. This compares with an operating loss of $1.8 million for 2024. Net loss was $1.0 million, or $(0.18) per basic and diluted share of common stock, for 2025. This compares with a net loss of $1.6 million, or $(0.32) per basic and diluted share of common stock, for 2024. The year-over-year decrease in operating loss and net loss was primarily driven by lower payroll-related expenses resulting from structure optimization, as well as lower product testing and R&D supplies expenses.

Adjusted EBITDA, as defined under “Non-GAAP Measures” below, was a loss of $0.9 million for 2025, compared with a loss of $1.8 million for 2024. The decreased Adjusted EBITDA loss in 2025, as compared to 2024, was primarily due to improved margins and reduction in operating costs.

Net cash used in operating activities was $1.4 million for 2025. The net loss for 2025 was $1.0 million and was adjusted for non-cash items, including depreciation and amortization, stock-based compensation, provisions for inventory, warranty, and accounts receivable reserves and working capital changes. During 2025, major adjustments included cash generated from $0.3 million from collection of accounts receivable, which is partially offset by $0.3 million change in inventory, $0.1 million change in accounts payable and $0.5 million change in related party accounts payable due to timing inventory receipts and payments.

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Fourth Quarter 2025 Financial Results:
Net sales of $1.0 million for the fourth quarter of 2025 decreased $0.3 million, or 23.7%, compared to net sales of $1.3 million in the fourth quarter of 2024. The change was primarily driven by a decrease in MMM product sales of $0.3 million, or 32.0% due to ongoing federal budget uncertainties and the effects of a weakened economy and high inflation. Sequentially, net sales were up 18.0% compared to $0.8 million in the third quarter of 2025. The sequential increase was driven by a 77.2% increase in commercial product sales, partially offset by relatively flat MMM product sales.

Gross profit was $0.2 million, or 18.9% of net sales, for the fourth quarter of 2025 compared with gross profit of $0.3 million, or 20.7% of net sales, for the fourth quarter of 2024. Sequentially, this compares with a gross profit of $0.1 million, or 17.8% of net sales, in the third quarter of 2025. There was no significant change in gross profit during the period.
Adjusted gross margin, as defined under “Non-GAAP Measures” below, was 29.9% for the fourth quarter of 2025, compared to 22.1% in the fourth quarter of 2024 and compared sequentially to 27.2% in the third quarter of 2025. The increase in adjusted gross margin from the fourth quarter of 2024 and third quarter of 2025 was driven by higher inventory reserve-related adjustments, which are excluded from adjusted gross margin, and lower variable costs.
Operating loss was $0.4 million for the fourth quarter of 2025, compared with an operating loss of $0.3 million for the fourth quarter of 2024. Sequentially, this compares to an operating loss of $0.2 million in the third quarter of 2025.
Net loss was $0.4 million, or $(0.06) per basic and diluted share of common stock, for the fourth quarter of 2025, compared with a net loss of $0.3 million, or $(0.07) per basic and diluted share of common stock, in the fourth quarter of 2024. Sequentially, this compares to a net loss of $0.2 million, or $(0.03) per basic and diluted share of common stock, in the third quarter of 2025.
Adjusted EBITDA, as defined under “Non-GAAP Measures” below, was a loss of $0.2 million for the fourth quarter of 2025, compared with a loss of $0.3 million in the fourth quarter of 2024 and a loss of $0.1 million in the third quarter of 2025. There were no significant changes in adjusted EBITDA during the period.
About Energy Focus
Energy Focus is an industry-leading innovator of sustainable light-emitting diode (“LED”) lighting and lighting control technologies and solutions. As the creator of the first flicker-free LED lamps, Energy Focus develops high quality LED lighting products and controls that provide extensive energy and maintenance savings, as well as aesthetics, safety, health and sustainability benefits over conventional lighting. Energy Focus is headquartered in Solon, Ohio. For more information, visit our website at www.energyfocus.com. The Company routinely posts important updates on its website.

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Forward-Looking Statements:
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding our expansion initiatives in new geographic markets, our growth initiatives in energy infrastructure and new product sectors, our expectations regarding new partnerships and customer relationships, demand recovery in military and commercial markets, product development strategy, and future performance. Important factors that could cause actual results to differ materially include our need for additional financing to continue operations and substantial doubt about our ability to continue as a going concern, dependence on private placements with related parties and resulting shareholder dilution, reliance on a limited number of customers including dependence on single large projects, dependence on military maritime customers and ongoing federal budget uncertainties, risks associated with expansion in new geographic markets where we lack established presence, early stage of new customer relationships with no assurance of long-term partnerships or material revenue, uncertainty regarding whether new product initiatives will achieve market acceptance or generate meaningful revenue, global trade policies including tariffs that could materially increase costs, reliance on related party suppliers and global supply chain disruptions, elevated inventory reserves, ability to compete against companies with greater resources, significant expense fluctuations, ability to comply with government contracting laws and regulations, and other risks detailed in our filings with the Securities and Exchange Commission. The forward-looking statements made in this press release speak only as of the date of this press release, and we undertake no obligation to update these statements except as required by law.
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Investor Contact:
Chiao Chieh (Jay) Huang
Chief Executive Officer
(800) 327-7877

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Condensed Consolidated Balance Sheets
(Audited)
(in thousands, except per share data)

	December 31,
	2025	2024
ASSETS
Current assets:
Cash	$1,064	$565
Trade accounts receivable, less allowances of $33 and $15, respectively	526	804
Inventories, net	2,930	3,263
Prepayments to vendors	3	356
Prepaid and other current assets	126	157
Total current assets	4,649	5,145
Property and equipment, net	97	90
Operating lease, right-of-use asset	207	377
Advance for investment in joint venture	156	—
Total assets	$5,109	$5,612

LIABILITIES
Current liabilities:
Accounts payable	$158	$970
Accounts payable - related party	386	909
Accrued liabilities	56	90
Accrued legal and professional fees	44	54
Accrued payroll and related benefits	47	148
Accrued sales commissions	1	15
Accrued warranty reserve	91	118
Operating lease liabilities	139	139
Total current liabilities	922	2,443

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Condensed Consolidated Balance Sheets
(Audited)
(in thousands, except per share data)

	December 31,
	2025	2024
Operating lease liabilities, net of current portion	78	254
Total liabilities	1,000	2,697

STOCKHOLDERS' EQUITY
Preferred stock, par value $0.0001 per share:
Authorized: 5,000,000 shares (3,300,000 shares designated as Series A Convertible Preferred Stock) at December 31, 2025 and December 31, 2024
Issued and outstanding: 876,447 shares at December 31, 2025 and December 31, 2024	—	—
Common stock, par value $0.0001 per share:
Authorized: 50,000,000 shares at December 31, 2025 and December 31, 2024
Issued and outstanding: 6,306,433 shares at December 31, 2025 and 5,260,741 shares at December 31, 2024	1	1
Additional paid-in capital	160,035	157,814
Accumulated other comprehensive loss	(3)	(3)
Accumulated deficit	(155,924)	(154,897)
Total stockholders' equity	$4,109	$2,915
Total liabilities and stockholders' equity	$5,109	$5,612
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Condensed Consolidated Statements of Operations
(Audited)
(In thousands, except per share data)

	Three months ended			Twelve months ended
	December 31,	September 30,	December 31,	December 31,
	2025	2025	2024	2025	2024
Net sales	$975	$826	$1,278	$3,560	$4,860
Cost of sales	791	679	1,013	2,888	4,161
Gross profit	184	147	265	672	699

Operating expenses:
Product development	206	82	119	412	524
Selling, general, and administrative	335	240	434	1,284	2,017
Total operating expenses	541	322	553	1,696	2,541
Loss from operations	(357)	(175)	(288)	(1,024)	(1,842)

Other expenses (income):
Interest income	(1)	—	—	(2)	—
Interest expense	—	—	—	—	5
Gain on debt extinguishment	—	—	—	—	(187)
Gain on partial lease termination	(2)	—	—	(2)	(63)
Gain on disposal of fixed assets	—	(3)	—	(3)	—
Other income	—	—	3	—	(27)
Other expenses	2	—	3	10	12
Loss from operations before income taxes	(356)	(172)	(294)	(1,027)	(1,582)
Provision for income taxes	—	—	—	—	—
Net loss	$(356)	$(172)	$(294)	$(1,027)	$(1,582)

Net loss per common stock basic and diluted:
Net loss	$(0.06)	$(0.03)	$(0.07)	$(0.18)	$(0.32)

Weighted average shares of common stock outstanding:
Basic and diluted	5,951	5,610	4,349	5,553	4,947

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Condensed Consolidated Statements of Cash Flows
(Audited)
(In thousands)

	Three months ended			Twelve months ended
	December 31,	September 30,	December 31,	December 31,
	2025	2025	2024	2025	2024
Cash flows from operating activities:
Net loss	$(356)	(172)	$(294)	$(1,027)	$(1,582)
Adjustments to reconcile net loss to net cash used in operating activities:
Foreign exchange loss	19	27	—	1	—
Loss on settlement of vendor obligations	—	—	—	8	—
Gain on partial lease termination	(2)	—	—	(2)	(63)
Gain on debt extinguishment	—	—	—	—	(187)
Gain on disposal of fixed assets	—	(3)	—	(3)	—
Depreciation	9	9	9	37	37
Stock-based compensation	125	—	2	121	4
Provision for credit losses and sales returns	(8)	(46)	1	10	(69)
Provision for slow-moving and obsolete inventories	108	78	17	244	347
Provision for warranties	4	(1)	—	(27)	(32)
Amortization of loan discounts and origination fees	—	—	—	—	5
Changes in operating assets and liabilities:
Accounts receivable	147	310	(60)	266	1,037
Inventories	(26)	(337)	441	(262)	829
Prepayments to vendors	17	(2)	54	(1)	83
Prepaid and other assets	65	(51)	58	32	3
Accounts payable	(142)	90	(478)	(115)	(301)
Accounts payable - related party	(616)	19	11	(523)	(1,237)
Accrued and other liabilities	(204)	24	2	(159)	(128)
Right of use assets and lease liabilities	(2)	—	(17)	(4)	(43)
Total adjustments	(506)	117	40	(377)	285
Net cash used in operating activities	(862)	(55)	(254)	(1,404)	(1,297)

Cash flows from investing activities:
Acquisitions of property and equipment	—	(49)	—	(54)	(19)
Proceeds from the sale of property and equipment	—	13	—	13	—
Advance for investment in joint venture	(156)	—	—	(156)	—
Net cash used in investing activities	(156)	(36)	—	(197)	(19)
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Condensed Consolidated Statements of Cash Flows
(Audited)
(In thousands)

	Three months ended			Twelve months ended
	December 31,	September 30,	December 31,	December 31,
	2025	2025	2024	2025	2024
Cash flows from financing activities:
Issuance of common stock and warrants	1,200	500	—	2,100	851
Payments on the 2022 Streeterville Note	—	—	—	—	(1,000)
Net cash provided by (used in) financing activities	1,200	500	—	2,100	(149)

Effect of exchange rate changes on cash	(15)	(11)	—	—	—

Net increase (decrease) in cash	167	398	(254)	499	(1,465)
Cash, beginning of period	897	499	819	565	2,030
Cash, end of period	$1,064	$897	$565	$1,064	$565

Supplemental information:
Cash paid in year for interest	$—	$—	$—	$—	$5

Non-cash investing and financing activities:
Debt-to-equity exchange transactions	$—	$—	$—	$—	$591

Sales by Products
(In thousands)

	Three months ended			Twelve months ended
	December 31,	September 30,	December 31,	December 31,
	2025	2025	2024	2025	2024
Commercial products	$358	$202	$386	$1,536	$1,390
MMM products	607	621	892	1,989	3,470
Setup Service	10	3	—	35	—
Total net sales	$975	$826	$1,278	$3,560	$4,860

Non-GAAP Measures

In addition to the results in this release that are presented in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”), we provide certain non-GAAP measures, which present operating results on an adjusted basis. These non-GAAP measures are supplemental measures of performance that are not required by or presented in accordance with U.S. GAAP and, include:

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•adjusted EBITDA, which we define as net income (loss) before giving effect to financing charges, income taxes, non-cash depreciation, stock non-cash compensation, accrued incentive compensation, non-routine charges to other income or expense; and

•adjusted gross margins, which we define as our gross profit margins excluding the impact of inventory reserve charges (excess and obsolete, in-transit, and net realizable value adjustments) and inventory write-offs. Management believes this measure better reflects the underlying profitability of products sold during the period by excluding the impact of prior period inventory purchasing decisions.

We believe that our use of these non-GAAP financial measures permits investors to assess the operating performance of our business relative to our performance based on U.S. GAAP results and relative to other companies within the industry by isolating the effects of items that may vary from period to period without correlation to core operating performance or that vary widely among similar companies, and to assess liquidity, cash flow performance of the operations, and the product margins of our business relative to our U.S. GAAP results and relative to other companies in the industry by isolating the effects of certain items that do not have a current period impact. However, our presentation of these non-GAAP measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items or that the items for which we have made adjustments are unusual or infrequent or will not recur. Further, there are limitations on the use of these non-GAAP measures to compare our results to other companies within the industry because they are not necessarily standardized or comparable to similarly titled measures used by other companies. We believe that the disclosure of these non-GAAP measures is useful to investors as they form part of the basis for how our management team and Board of Directors evaluate our operating performance.

Adjusted EBITDA and adjusted gross margins do not represent cash generated from operating activities in accordance with U.S. GAAP, are not necessarily indicative of cash available to fund cash needs and are not intended to and should not be considered as alternatives to cash flow, net income and gross profit margins, respectively, computed in accordance with U.S. GAAP as measures of liquidity or operating performance. Reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP are provided below for total adjusted EBITDA and adjusted gross margins, respectively.

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	Three months ended				Twelve months ended
(in thousands)	December 31,		September 30,	December 31,	December 31,
	2025		2025	2024	2025	2024
Net loss	$(356)		$(172)	$(294)	$(1,027)	$(1,582)
Interest income	(1)		—	—	(2)	—
Interest expense	—		—	—	—	5
Gain on debt extinguishment	—		—	—	—	(187)
Gain on partial lease termination	(2)		—	—	(2)	(63)
Gain on disposal of fixed assets	—		(3)	—	(3)	—
Foreign exchange loss	19		27	—	1	—
Other income	—		—	3	—	(27)
Provision for income taxes	—		—	—	—	—
Depreciation	9		9	9	37	37
Stock-based compensation (1)	125		—	2	121	4
Adjusted EBITDA	$(206)	$—	$(139)	$(280)	$(875)	$(1,813)

(1) Stock-based compensation of $125 thousand in the three months ended December 31, 2025 primarily relates to equity awards granted to employees and consultants during the quarter. This represents an increase compared to $2 thousand in the three months ended December 31, 2024 and $0 thousand in the three months ended September 30, 2025.

	Three months ended						Twelve months ended
(in thousands)	December 31, 2025		September 30, 2025		December 31, 2024		December 31, 2025		December 31, 2024
	($)	(%)	($)	(%)	($)	(%)	($)	(%)	($)	(%)
Net sales	$975		$826		$1,278		$3,560		$4,860
Actual gross profit	184	18.9%	147	17.8%	265	20.7%	672	18.9%	699	14.4%
Excess and obsolete, in-transit and net realizable value inventory reserve changes, net of scrap write-off for inventory reduction	108	11.1%	78	9.4%	17	1.3%	244	6.9%	347	7.1%
Adjusted gross margin	$292	29.9%	$225	27.2%	$282	22.1%	$916	25.7%	$1,046	21.5%
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